                                                                  EXECUTION COPY

                                                                  Exhibit 4.3(e)

                                  April 3, 2006

ALLIED HOLDINGS, INC.
160 Clairemont Avenue
Suite 200
Decatur, Georgia 30030
Attention: Chief Financial Officer
Fax No. 404-370-4206

Re: General Electric Capital Corporation; Allied Holdings, Inc.

Dear Ladies and Gentlemen:

     Reference is made to that certain SENIOR SECURED SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (as amended, restated, supplemented, or otherwise modified, the "Credit Agreement"), dated as of August 1, 2005, by and among (a) ALLIED HOLDINGS, INC., a Georgia corporation ("Allied Holdings"), and ALLIED SYSTEMS, LTD. (L.P.), a Georgia limited partnership ("Allied Systems, and together with Allied Holdings, "Borrowers" and individually, a "Borrower"); (b) the other Credit Parties signatory hereto; (c) GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital" or the "Administrative Agent"), as Administrative Agent, Collateral Agent, Revolver Agent and co-Syndication Agent; (d) MORGAN STANLEY SENIOR FUNDING, INC., as co-Term Loan B Agent, co-Syndication Agent, co-Bookrunner and co-Term Loan B Lead Arranger; (e) MARATHON STRUCTURED FINANCE FUND, L.P., as Term Loan A Agent, co-Term Loan B Agent, Term Loan A Lead Arranger, co-Term Loan B Lead Arranger and co-Revolver Lead Arrangers; (f) the other Lenders signatory hereto from time to time (the "Lenders") and (g) GE CAPITAL MARKETS, INC., as co-Revolver Lead Arranger and co-Bookrunner. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

     1. Extension of Forbearance, (a) Borrowers have previously notified the Administrative Agent that they anticipated that they would be in default of the Financial Covenants required by Section 6.10 and Annex G, clauses (c) and (d) of the Credit Agreement for the 12-month periods ending on January 31, 2006 and December 31, 2005 (the "Ongoing Events of Default") and have notified the Administrative Agent that they now anticipate that in addition to the Ongoing Events of Default, they will be in default of the Financial Covenants required by Section 6.10 and Annex G, clauses (b), (c) and (d) of the Credit Agreement as follows:

          (i) actual EBITDA for the 12-month period ended on January 31, 2006 will be not less than $36,661,000;

          (ii) actual EBITDA for the 12-month period ended on December 31, 2005 will be not less than $34,746,000;

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          (iii) the actual Leverage Ratio for the 12-month period ended on
     January 31, 2006 will be not greater than 5.29:1.0;

          (iv) the actual Leverage Ratio for the 12-month period ended on December 31, 2005 will be not greater than 5.26:1.0;

          (v) actual EBITDA for the 12-month period ended on February 28, 2006 will be not less than $36,332,000;

          (vi) the actual Leverage Ratio for the 12-month period ended on February 28, 2006 will be not greater than 5.35:1.0;

          (vii) the actual Fixed Charge Coverage Ratio for the 12-month period ended on December 31, 2005 will be not less than 0.59:1.0; and

          (viii) the Events of Default set forth on Schedule A hereto (the "Specified Events of Default") will occur or will be continuing

          (b) In that certain forbearance letter, dated as of March 9, 2006 (the "Forbearance Letter"), executed by the Agents and the Lenders and acknowledged by the Borrowers, the Administrative Agent and the Lenders agreed that (i) the Ongoing Events of Default would not constitute a Default or an Event of Default for purposes of Section 2.2 of the Credit Agreement and (ii) they would forbear from exercising their remedies under the Credit Agreement and the other Loan Documents (both (i) and (ii), the "Forbearance") until April 3, 2006.

          (c) Borrowers acknowledge that as of the date hereof the Specified Events of Default have occurred and are continuing.

          (d) Borrowers have requested that, and the Administrative Agent and the Lenders have agreed to, extend the Forbearance during the Forbearance Period (as defined below). The Administrative Agent and the Lenders will not charge interest on any Obligations at the default rate of interest under Section 1.5(d) of the Credit Agreement retroactively to the date of the occurrence of any of the Specified Events of Default or during the Forbearance Period. The Administrative Agent's and the Lenders' continued forbearance from exercising their remedies relative to the Specified Events of Default during the Forbearance Period is expressly conditioned on satisfactory compliance by Borrowers with each of the following (the "Forbearance Conditions"):

          (i) all fees, costs and expenses incurred in connection with this forbearance letter, the Credit Agreement and any other Loan Documents (including, without limitation, legal fees and expenses and fees and expenses for a consultant to advise the Agents and the Lenders) shall have been paid;

          (ii) EBITDA for the rolling 12-month periods ending on each of February 28, 2006, January 31, 2006 and December 31, 2005, in each case as reflected in the financial information or Financial Statements delivered to the


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     Agents and the Lenders, shall be equal to or better than the applicable amounts specified in Paragraph l(a) hereof;

          (iii) the Leverage Ratio for the rolling 12-month periods ending on each of February 28, 2006, January 31, 2006 and December 31, 2005, in each case as reflected in the financial information or Financial Statements delivered to the Agents and the Lenders, shall be equal to or less than the applicable ratios specified in Paragraph l(a) hereof;

          (iv) the Fixed Charge Coverage Ratio for the rolling 12-month period ending on December 31, 2005, as reflected in the financial information or Financial Statements delivered to the Agents and the Lenders, shall be equal to or greater than the applicable ratio specified in Paragraph l(a) hereof;

          (v) As soon as possible, but in no event later than three Business Days from the execution date of this forbearance letter, Borrowers shall file an emergency motion with the Bankruptcy Court seeking approval for Borrowers to pay the Forbearance Fee (as defined below); and

          (vi) As soon as possible, but in no event later than three Business Days from the execution date of this forbearance letter, Borrowers shall file an emergency motion with the Bankruptcy Court seeking approval of the hiring of Glass & Associates as operational advisor to Borrowers at Borrowers' expense.

          The failure of Borrowers to timely perform any Forbearance Condition shall constitute an immediate Event of Default and will result in the termination of this Forbearance.

     2. Consent. The Credit Parties have informed the Administrative Agent and the Lenders that the Credit Parties will be unable to deliver their annual audited financial statements within the time frame required by Section 4.1(a) and Annex E, clause (d), and have requested that the Requisite Lenders extend the date for such delivery to May 1, 2006 (the "Extension"). As of the Effective Date, subject to the terms hereof, the Requisite Lenders hereby consent to the Extension.

     3. Outstanding Obligations. Borrowers acknowledge and agree that as of March 30, 2006, the aggregate outstanding principal amounts of the Revolving Loan, the Term Loan A and the Term Loan B are $51,658,506.41, $20,000,000 and $80,000,000, respectively, and that such principal amounts, plus interest and fees, are payable pursuant to the Credit Agreement and other Loan Documents without defense, offset, withholding, counterclaim or deduction of any kind.

     4. Forbearance Period. As used herein, Forbearance Period shall mean the period commencing on the date hereof and continuing through the earliest of (referred to herein as the "Forbearance Termination Date"): (i) April 18, 2006;
(ii) the occurrence of any Event of Default other than the Specified Events of Default; (iii) the execution of an amendment to the Credit Agreement; or (iv) the failure of Borrowers to timely perform


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each of the Forbearance Conditions. On the Forbearance Termination Date, the
forbearance provided herein shall terminate, and the Administrative Agent and the Lenders shall have the right to exercise any and all remedies under the Credit Agreement or any other Loan Document, at law, in equity or otherwise.

     5. Forbearance Fee. Upon this forbearance becoming effective, Borrowers jointly and severally agree to pay on a pro rata basis to the Lenders who consent and deliver their consent to this forbearance letter on or before April 3, 2006 (the "Consenting Lenders"), a fee for agreeing to the Forbearance in an amount equal to one- half of one percent (0.50%) of the Commitments (the "Forbearance Fee"), which Forbearance Fee shall be fully earned by the Consenting Lenders upon execution of this forbearance letter by the Requisite Lenders (the "Execution Date"). Half of the Forbearance Fee (0.25%) shall be due and payable upon the Execution Date. The remaining 0.25% of the Forbearance Fee (the "Remaining Forbearance Fee") shall be payable upon the earlier of (a) 30 days after the Execution Date or (b) the date on which all amounts due and payable to the Lenders under the Credit Agreement and the other Loan Documents have been indefeasibly paid in full. Borrowers shall have a ten-day grace period after the occurrence of (a) or (b) to pay the Remaining Forbearance Fee. The Administrative Agent shall collect the fee on behalf of the Lenders and shall pay each Consenting Lender its pro rata share of the fee. Amounts collected and not distributed to Consenting Lenders shall be credited to Borrowers' account. The Remaining Forbearance Fee shall be waived if an amendment to the Credit Agreement is executed.

     6. Reservation of Rights. You are hereby advised that the Administrative Agent and the Lenders specifically reserve all of their rights and remedies against Borrowers under the Loan Documents and applicable law with respect to the Specified Events of Default. Neither the Administrative Agent nor any Lender shall be deemed to have waived any term or condition of the Credit Agreement or any other Loan Document or, except as specifically set forth herein, to have agreed to a forbearance with respect to any right or remedy which the Administrative Agent or the Lenders may now have or in the future may have under the Credit Agreement or any other Loan Document, at law, in equity or otherwise, on account of the Specified Events of Default or any other Default or Event of Default. Neither the Administrative Agent nor any Lender shall by virtue of any action or omission be deemed to have altered or prejudiced any rights or remedies under or in connection with the Credit Agreement or under or in connection with any Event of Default. All of the terms and conditions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

     7. Miscellaneous. (a) This forbearance letter shall be deemed a Loan Document for all purposes. This forbearance letter reflects the entire understanding of the parties with respect to the matters contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     (b) This forbearance letter may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered,


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shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same letter. Delivery of an executed counterpart of this forbearance letter by facsimile shall be equally as effective as delivery of an original executed counterpart of this forbearance letter. Any party delivering an executed counterpart of this forbearance letter, also shall deliver an original executed counterpart of this forbearance letter, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this forbearance letter.


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     This forbearance letter shall be construed under and governed by the laws of the State of New York.

Sincerely,

                                        LENDERS:

                                        GENERAL ELECTRIC CAPITAL CORPORATION, as
                                        Administrative Agent, Collateral Agent,
                                        Revolver Agent and Lender


                                        By: /s/ Charles H. Fenton
                                            ------------------------------------
                                        Name: Charles H. Fenton
                                        Title: Duly Authorized Signatory

                          [Forbearance Letter Sig Page]

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                                        MORGAN STANLEY SENIOR
                                        FUNDING, INC., as co-Term Loan B Agent,
                                        co-Syndication Agent and Lender


                                        By: /s/ Jason Colodne
                                            ------------------------------------
                                        Name: Jason Colodne
                                        Title: Authorized Signatory

                          [Forbearance Letter Sig Page]
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                                        MARATHON STRUCTURED FINANCE FUND, L.P.,
                                        as Term Loan A Agent, co-Term Loan B
                                        Agent and Lender


                                        By: /s/ Gary L. Lembo
                                            ------------------------------------
                                        Name: Gary L. Lembo
                                        Title: Director

                         [Forbearance Letter Sig Page]

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                                        THE CIT GROUP/BUSINESS CREDIT, INC.
                                        as Lender


                                        By: /s/ Mark J. Long
                                            ------------------------------------
                                        Name: Mark J. Long
                                        Title: Vice President


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                                        FORTRESS CREDIT OPPORTUNITIES I LP
                                        as Lender


                                        By: /s/ MARC K. FURSTEIN
                                            ------------------------------------
                                        Name: MARC K. FURSTEIN
                                        Title: CHIEF OPERATING OFFICER


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                                        WELLS FARGO FOOTHILL, LLC
                                        as Lender


                                        By: /s/ Eunnie Kim
                                            ------------------------------------
                                        Name: Eunnie Kim
                                        Title: VP


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                                        TEXTRON FINANCIAL CORPORATION
                                        as Lender


                                        By: /s/ Eric R. Hubbard
                                            ------------------------------------
                                        Name: Eric R. Hubbard
                                        Title: Duly Authorized Signatory


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                                        SMBC DIP LIMITED
                                        as Lender


                                        By: /s/ Susumu Ogawa
                                            ------------------------------------
                                        Name: Susumu Ogawa
                                        Title: Director


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                                        HAMPTON FUNDING LLC
                                        as Lender


                                        By: /s/ M. Cristina Higgins
                                            ------------------------------------
                                        Name: M. Cristina Higgins
                                        Title: Assistant Vice President


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                                        QUADRANGLE MASTER FUNDING LTD.
                                        as Lender


                                        By: /s/ Michael A. Weinstock
                                            ------------------------------------
                                        Name: Michael A. Weinstock
                                        Title: Managing Principal


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                                        MERRILL LYNCH CAPITAL, A DIVISION OF
                                        MERRILL LYNCH BUSINESS FINANCIAL
                                        SERVICES INC.
                                        as Lender


                                        By: /s/ Edward Shuster
                                            ------------------------------------
                                        Name: Edward Shuster
                                        Title: Assistant Vice President


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                                        Acknowledged and Agreed
                                        as of the date first above written:

                                        BORROWERS

                                        ALLIED HOLDINGS, INC., a
                                        Georgia corporation


                                        By: /s/ Thomas H. King
                                            ------------------------------------
                                        Name: Thomas H. King
                                        Title: EVP


                                        ALLIED SYSTEMS, LTD. (L.P.), a
                                        Georgia limited partnership


                                        By: /s/ Thomas H. king
                                            ------------------------------------
                                        Name: Thomas H. King
                                        Title: EVP

                          [Forbearance Letter Sig Page]

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                                   SCHEDULE A

                           SPECIFIED EVENTS OF DEFAULT

1. Section 6.10 and Annex G, clause (c) of the Credit Agreement. Minimum EBITDA as of the last day of the 12-month period ended on each of December 31, 2005, January 31, 2006 and February 28, 2006 was less than $40,535,000,
     $40,350,000 and $38,972,000, respectively.

2. Section 6.10 and Annex G, clause (d) of the Credit Agreement. The Maximum Leverage Ratio as of the last day of the 12-month period ended on each of December 31, 2005, January 31, 2006 and February 28, 2006 was greater than 4.4:1.0, 4.7:1.0 and 4.9:1.0, respectively.

3. Section 6.10 and Annex G, clause (b) of the Credit Agreement. The Minimum Fixed Charge Coverage Ration as of the last day of the 12-month period ended on December 31, 2005 was less than 0.62:1.0.


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